Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 27, 2007

to

INDENTURE

Dated as of August 8, 2003

ANDREW CORPORATION

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

3¼% Convertible Subordinated Notes due 2013

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of December 27, 2007 (the “Supplemental Indenture”), among Andrew Corporation, a Delaware corporation (the “Company”) and The Bank of New York Trust Company, N.A. as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee (then known as BNY Midwest Trust Company) entered into an indenture, dated as of August 8, 2003 (the “Indenture”), relating to the Company’s 3¼% Convertible Subordinated Notes due 2013 (the “Securities”);

WHEREAS, the Company, CommScope, Inc., a Delaware corporation (“CommScope”) and its indirect wholly-owned subsidiary DJRoss, Inc. (“DJRoss”) have entered into an Agreement and Plan of Merger, dated as of June 26, 2007, pursuant to which, substantially concurrently with the execution and delivery of this Supplemental Indenture, DJRoss will merge with and into the Company (the “Merger”), and the Company will survive and become an indirect wholly-owned subsidiary of CommScope;

WHEREAS, pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) is being converted into 0.031543 of a share of common stock, par value $0.01 per share, of CommScope (“CommScope Common Stock”) and $13.50 in cash;

WHEREAS, Section 15.06 of the Indenture requires that, in connection with the Merger, a supplemental indenture be executed and delivered providing that, after the Merger, each Security shall be convertible into the kind and amount of consideration receivable in the Merger by holders of the number of shares of Common Stock of the Company issuable upon conversion of such Security immediately prior to the Merger;

WHEREAS, in accordance with Sections 9.05, 10.03, 13.05 and 15.06 of the Indenture, the Company is concurrently delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree for the equal and proportionate benefit of all of the Securityholders as follows:

1.  For the purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the capitalized terms and expressions used herein shall have the same meaning as corresponding terms and expressions used in the Indenture.

2.  Pursuant to the provisions of Section 15.06 of the Indenture, from and after the effective time of the Merger, the Securities shall no longer be convertible into shares of Common Stock of the Company but instead shall be convertible, as follows: upon the terms and conditions (including but not limited to the conditions for convertibility) of the Indenture, prior to the final maturity date of the Securities, each Securityholder has the right, at its option, to convert each $1,000 principal amount of Securities into $986.15 in cash and 2.304159 shares of CommScope Common Stock (such shares of CommScope Common Stock and cash issuable per $1,000 principal amount of Securities being referred to herein as the “Conversion Rate” and replacing the definition of Conversion Rate contained in Section 15.04 of the Indenture), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time and payments in lieu of fractional shares as provided in the Indenture, upon surrender of such Security and upon compliance with the procedures set forth in the Indenture. Each reference in the Indenture and each Security that refers to the delivery of Common Stock upon conversion of a Security shall be read to reflect the provisions of this Section 2.

3.  In accordance with Section 15.06 of the Indenture, from and after the effective time of the Merger, adjustments to the Conversion Rate (as defined in Section 2 of this Supplemental Indenture) are to be as nearly equivalent as practicable to the adjustments provided for in Article 15 of the Indenture.

4.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the Company and the Trustee, and all the terms, conditions and provisions shall remain in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture and agrees to perform the same upon the terms and conditions of the Indenture as amended and supplemented by this Supplemental Indenture.

5.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated shall be bound hereby.

6.  This Supplemental Indenture may be executed in any number of counterparts each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

7.  This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.

8.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed all as of the day and year first above written.

Andrew Corporation

By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II
Title : Senior Vice President, General Counsel and Secretary

The Bank of New York Trust Company, N.A., as Trustee

By:	/s/ J. Bartolini
Name: J. Bartolini
Title: Vice President